Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$13,198,993
Unrealized Gain (Loss) on Market Value of Futures	(14,315,503)
Dividend Income	79,963
Interest Income	443,112
ETF Transaction Fees	15,000
Total Income (Loss)	$(578,435)

Expenses
General Partner Management Fees	$182,399
Professional Fees	73,561
Brokerage Commissions	122,240
Non-interested Directors' Fees and Expenses	3,124
Prepaid Insurance Expense	8,400
NYMEX License Fee	4,560
SEC & FINRA Registration Expense	4,799
Total Expenses	$399,083
Net Income (Loss)	$(977,518)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/18	$343,392,712
Additions (5,400,000 Shares)	128,352,971
Withdrawals (5,600,000 Shares)	(134,439,555)
Net Income (Loss)	(977,518)

Net Asset Value End of Month	$336,328,610
Net Asset Value Per Share (14,184,588 Shares)	$23.71

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612